Exhibit 10.7

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (“this Agreement”) dated August 31, 2016, is executed by FRANKLY CO., a Delaware corporation (the “Guarantor”), in favor of RAYCOM MEDIA, INC., a Delaware corporation (the “Lender”).

Recitals

A.       Pursuant to that certain Credit Agreement dated August 31, 2016 between Frankly Inc., a British Columbia corporation (the “Borrower”) and the Lender (the “Credit Agreement”), the Lender has agreed to make certain loan facilities available to the Borrower (the “Loans”).

B.       The Guarantor is a direct subsidiary of the Borrower and will benefit directly and indirectly from the Loans to the Borrower.

C.       It is a condition (among others) to Lender’s advancing a portion of the Loans to the Borrower that the Guarantor shall execute and deliver this Agreement.

D.       In consideration of the benefits to be derived by the Guarantor from the Loans, and to induce the Lender to advance funds under the Loans to the Borrower, without which inducement the Lender would be unwilling to advance funds under the Loans, the Guarantor has agreed to guarantee unconditionally the payment of the Borrower’s Obligations, pursuant to the terms and conditions of this Agreement.

Agreement

NOW, THEREFORE, in consideration of the foregoing Recitals, and to induce the Lender to make the Loans to the Borrower under the Loan Documents, the Guarantor covenants and agrees with the Lender as follows:

SECTION 1 Rules of Construction.

This Agreement is subject to the rules of construction set forth in the Credit Agreement.

SECTION 2 Definitions.

As used in this Agreement, capitalized terms not otherwise defined herein have the meanings defined for them in said Credit Agreement.

SECTION 3 Guaranty of Borrower’s Obligations.

The Guarantor hereby guarantees to the Lender the due and punctual payment of the Borrower’s Obligations, when and as the same shall become due and payable (whether by acceleration or otherwise).

SECTION 4 Nature of Guaranty.

(a)       The guaranty provided for in this Agreement is an absolute, unconditional, irrevocable and present guaranty of payment and not of collectibility and is in no way conditioned upon or limited by: (1) any attempt to collect from the Borrower; or (2) the exercise of any other rights, powers or remedies the Lender may have against any Obligor; or (3) any resort to any other Property; or (4) whether any of the Borrower’s Obligations are enforceable against the Borrower (including whether any interest and charges accruing after the filing of a petition in bankruptcy may be enforceable); or (5) any other action, occurrence or circumstance whatsoever.

(b)       If the Borrower shall fail to pay any of the Borrower’s Obligations, when and as the same shall become due and payable, the Guarantor shall on demand forthwith pay such Borrower’s Obligations, in lawful money of the United States immediately available in Montgomery, Alabama, directly to the Lender at its address specified in or pursuant to Section 13.

SECTION 5 Loan Documents.

The Guarantor shall be bound by all the provisions (including any provisions waiving notice and agreeing to pay costs and expenses of collection in the event of default) appearing on the face of any of the Loan Documents just as though the Guarantor had signed them.

SECTION 6 Nature of Borrower’s Obligations.

The obligations and liabilities of the Guarantor under this Agreement are primary obligations of the Guarantor, are absolute, unconditional and irrevocable, shall not be subject to any counterclaim, recoupment, set-off, reduction or defense based on any claim that the Guarantor may have against the Lender, any Obligor or any of their respective affiliates, and shall remain in full force and effect until terminated in accordance with Section 16 (subject to reinstatement as provided in Section 17), without regard to, and without being released, discharged, impaired, modified or in any way affected by, the occurrence from time to time of any event, circumstance or condition, including any one or more of the following, whether or not with notice to, or the consent of, the Guarantor: (a) the invalidity or unenforceability, in whole or in part, of any of the Loan Documents; (b) any failure or refusal to give notice to the Guarantor of the occurrence of any event of default under any of the Loan Documents; (c) any modification, amendment or supplement (whether material or otherwise) of any obligation, covenant or agreement contained in any of the Loan Documents, or of the terms of payment of any of the Borrower’s Obligations or the interest rate applicable thereto; (d) any assignment or transfer (whether voluntarily or by operation of law) of the Loans or of any of the Loan Documents or of any interest therein or thereunder; (e) any compromise, settlement, release or termination of any of the obligations or agreements of any Obligor under any of the Loan Documents; (f) any waiver of the payment, performance or observance of any Obligor’s obligations or agreements under any of the Loan Documents; (g) any consent, extension, indulgence or other action or inaction (including any lack of diligence or failure to mitigate damages) with respect to any of the Loan Documents, or any exercise or non-exercise of any right, power, remedy or privilege with respect to any of the Loan Documents; (h) any failure or omission to exercise any right, power, privilege or remedy under any of the Loan Documents; (i) any extension of time for payment or performance of any of the Borrower’s Obligations or any other obligations or agreements under any of the Loan Documents; (j) any furnishing or accepting of additional Property, or any release, modification, substitution, nonexistence, invalidity or lack of value of any Property; (k) the death of, voluntary or involuntary liquidation, reorganization or dissolution of, sale or other disposition of all or substantially all the assets of, or the marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, merger, consolidation, other reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, any Obligor or any of such Obligor’s assets, or any action taken by any trustee, receiver, custodian or other officer with similar powers (collectively, a “custodian”) or by any court in any such proceeding, or the disaffirmance, rejection or postponement in any such proceeding of any Obligor’s obligations under any of the Loan Documents; (l) any failure of the Lender, upon the occurrence of any of the events specified in Section 6(k), to file a claim or proof of claim or otherwise pursue any of its remedies in any proceeding resulting from such event; (m) any release or discharge (by act or omission of the Lender, operation of law or otherwise) of any Obligor from the performance or observance of any obligation, agreement or condition to be performed by such Obligor under any of the Loan Documents; (n) any limitation on or exculpation from the liabilities or obligations of any Obligor under any of the Loan Documents (whether pursuant to the terms of any of the Loan Documents or otherwise), any termination, cancellation, invalidity or unenforceability, in whole or in part, of any of the Loan Documents or any limitation that may now or hereafter exist with respect to any of the Loan Documents; (o) any failure on the part of any Obligor fully to perform or to comply with any provision of any of the Loan Documents; (p) any claim of the Guarantor against any Obligor; (q) any understanding or agreement that any other person was or is to execute this Agreement, any similar agreement or any of the Loan Documents or otherwise become liable, in whole or in part, for any of the Borrower’s Obligations; (r) any understanding or agreement that any other person was or is to grant any Property, in whole or in part, for any of the Borrower’s Obligations; (s) any defense or counterclaim that the Borrower may assert with respect to any of the Borrower’s Obligations, including failure of consideration, breach of warranty, fraud, statute of frauds, bankruptcy, infancy, statute of limitations, lender liability, accord and satisfaction, and usury; or (t) any other circumstance, occurrence or condition, whether similar or dissimilar to any of the foregoing, that might be raised in avoidance of, or in defense against an action to enforce, the obligations of the Guarantor under this Agreement, other than the defense of discharge by payment in full.

SECTION 7 Waivers by Guarantor.

The Guarantor, insofar as the Guarantor’s obligations under this Agreement are concerned:

(a)       unconditionally waives: (1) notice of the execution and delivery of the Loan Documents; (2) notice of the Lender’s acceptance of and reliance on this Agreement or of the extension by the Lender to or for the account of the Borrower of any loans, forbearances, advances, disbursements or other extensions of credit included in the Borrower’s Obligations (including the Loans), or the payment by any Obligor of any sums with respect to any of the Borrower’s Obligations; (3) notice of any of the matters referred to in Section 6; (4) all notices required by statute, rule of law or otherwise to preserve any rights against the Guarantor hereunder, including any demand, proof or notice of non-payment of any of the Borrower’s Obligations by any Obligor and notice of any failure on the part of any Obligor to perform or comply with any provision of any of the Loan Documents; (5) any right to the enforcement, assertion or exercise of any right, power or remedy under or with respect to any of the Loan Documents; and (6) any requirement that any Obligor be joined as a party to any proceeding for the enforcement of any provision of the Loan Documents, any requirement of diligence on the part of the Lender and any requirement on the part of the Lender to mitigate any damages resulting from any non-payment of any of the Borrower’s Obligations or any default or event of default under any of the Loan Documents; and

(b)       agrees that the Guarantor will not assert or attempt to enforce any right that the Guarantor may now or hereafter have, whether at law, in equity or otherwise (including any right of indemnity, contribution, reimbursement, marshalling or subrogation), to recover from the Borrower, or from any other person that may now or hereafter have such a right to recover from the Borrower, any amounts paid by the Guarantor, to satisfy, in whole or in part, the Borrower’s Obligations, and the Guarantor hereby waives and relinquishes any such right until the Borrower’s Obligations have been paid in full. This Section 7(b) is for the benefit of the Borrower as well as the Lender and may be enforced by the Borrower.

SECTION 8 Enforcement Expenses.

The Guarantor shall indemnify and hold harmless the Lender against any loss, liability or expense, including reasonable attorneys’ fees and disbursements and any other fees and disbursements, that may result from any failure of the Guarantor to pay any of the Borrower’s Obligations when and as due and payable hereunder or that may be incurred by or on behalf of the Lender in enforcing any obligation of the Guarantor hereunder.

SECTION 9 Delay and Waiver by Lender.

No delay in the exercise of, or failure to exercise, any right, power or remedy accruing upon any default or failure of the Guarantor in the performance of any obligation under this Agreement shall impair any such right, power or remedy or shall be construed to be a waiver thereof, but any such right, power or remedy may be exercised from time to time and as often as the Lender deems expedient. In order to entitle the Lender to exercise any right, power or remedy reserved to it in this Agreement, it shall not be necessary to give any notice to the Guarantor. If the Guarantor defaults in the performance of any obligation hereunder, and such default is thereafter waived by the Lender, such waiver shall be limited to the particular default so waived. No waiver, amendment, release or modification of this Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing executed by a duly authorized officer of the Lender.

SECTION 10 Submission to Jurisdiction.

The Guarantor irrevocably (a) acknowledges that this Agreement will be accepted by the Lender and performed by the Guarantor in the State of Alabama; (b) submits to the jurisdiction of each state or federal court sitting in Montgomery County, Alabama (collectively, the “Courts”) over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which the Guarantor is now or hereafter a party (individually, an “Agreement Action”); (c) waives, to the fullest extent permitted by law, any objection or defense that the Guarantor may now or hereafter have based on improper venue, lack of personal jurisdiction, inconvenience of forum or any similar matter in any Agreement Action brought in any of the Courts; (d) agrees that final judgment in any Agreement Action brought in any of the Courts shall be conclusive and binding upon the Guarantor and may be enforced in any other court to the jurisdiction of which the Guarantor is subject, by a suit upon such judgment; (e) consents to the service of process on the Guarantor in any Agreement Action by the mailing of a copy thereof by registered or certified mail, postage prepaid, to the Guarantor at the Guarantor’s address designated in or pursuant to Section 13; (f) agrees that service in accordance with Section 10(e) shall in every respect be effective and binding on the Guarantor to the same extent as though served on the Guarantor in person by a person duly authorized to serve such process; and (g) AGREES THAT THE PROVISIONS OF THIS SECTION, EVEN IF FOUND NOT TO BE STRICTLY ENFORCEABLE BY ANY COURT, SHALL CONSTITUTE “FAIR WARNING” TO THE GUARANTOR THAT THE EXECUTION OF THIS AGREEMENT MAY SUBJECT THE GUARANTOR TO THE JURISDICTION OF EACH STATE OR FEDERAL COURT SITTING IN MONTGOMERY COUNTY, ALABAMA WITH RESPECT TO ANY AGREEMENT ACTIONS, AND THAT IT IS FORESEEABLE BY THE GUARANTOR THAT THE GUARANTOR MAY BE SUBJECTED TO THE JURISDICTION OF SUCH COURTS AND MAY BE SUED IN THE STATE OF ALABAMA IN ANY AGREEMENT ACTIONS. Nothing in this Section 10 shall limit or restrict the Lender’s right to serve process or bring Agreement Actions in manners and in courts otherwise than as herein provided.

SECTION 11 Set-off.

In addition to all liens upon, and rights of set-off against, any moneys, securities or other property of the Guarantor given to the Lender by law, the Lender shall have a lien upon and a right of set-off against all moneys, securities and other property of the Guarantor now or hereafter in the possession of, or on deposit with, the Lender, whether held in a general or special account or deposit, for safekeeping or otherwise; and every such lien and right of set-off may be exercised without demand upon or notice to the Guarantor.

SECTION 12 Tolling of Statute of Limitations.

Any act or circumstance that shall toll any statute of limitations applicable to the Borrower’s Obligations shall also toll the statute of limitations applicable to the liability of the Guarantor for the Borrower’s Obligations under this Agreement.

SECTION 13 Notices.

(a)       Any request, demand, authorization, direction, notice, consent or other document provided or permitted by this Agreement shall be given in the manner, and shall be effective at the time, provided in Section 11.2 of the Credit Agreement.

(b)       Five Business Days’ written notice to the Guarantor as provided above shall constitute reasonable notification to the Guarantor when notification is required by law; provided, however, that nothing contained in the foregoing shall be construed as requiring five Business Days’ notice if, under applicable law and the circumstances then existing, a shorter period of time would constitute reasonable notice.

SECTION 14 Survival of Agreements, etc.

All agreements, representations and warranties of the Guarantor hereunder shall survive the execution and delivery of this Agreement and the Loan Documents, any investigation at any time made by or on behalf of the Lender, the acceptance of the Loan Documents by the Lender and any disposition and payment of the Loan Documents.

SECTION 15 Successors and Assigns.

All covenants and agreements of the Guarantor set forth in this Agreement shall bind the Guarantor and the Guarantor’s successors and assigns and shall inure to the benefit of, and be enforceable by, the Lender and its successors and assigns, including any holder of any of the Loan Documents.

SECTION 16 Termination.

This Agreement shall remain in full force and effect until (a) all the Borrower’s Obligations shall have been paid in full, and (b) the Lender shall have no obligation to extend any further Loans to or for the account of the Borrower under the Loan Documents; subject, however, to the provisions of Section 17.

SECTION 17 Reinstatement of Borrower’s Obligations.

This Agreement and the obligations of the Guarantor hereunder shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment of any of the Borrower’s Obligations by any Obligor is rescinded or must otherwise be restored or returned to such Obligor (or paid to the creditors of such Obligor or to any custodian for such Obligor or any of the property thereof) upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of such Obligor, or upon or as a result of the appointment of a custodian with respect to such Obligor or with respect to any part of the property thereof, or otherwise, all as though such payment had not been made.

SECTION 18 Miscellaneous.

Neither this Agreement nor any provision hereof may be terminated, amended, supplemented, waived, released or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver, release or modification is sought (or a duly authorized officer of such party). This Agreement shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Alabama (without regard to conflict of law principles). If any provision of this Agreement or any obligation hereunder shall be held to be invalid, illegal or unenforceable, the remainder of this Agreement and any other application of such provision shall not be affected thereby. The section headings of this Agreement are for convenience only, and shall not modify, define, limit or expand the express provisions hereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one instrument, and it shall not be necessary in making proof hereof to produce or account for more than one such counterpart. This Agreement is executed under the seal of the Guarantor.

SECTION 19 WAIVER OF JURY TRIAL.

THE GUARANTOR AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR ANY LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 20 Maximum Guaranty Amount.

The Guarantor, and by its acceptance of this Agreement, the Lender hereby confirm that it is the intention of all such persons that this Agreement and the obligations of the Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the United States Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar governmental requirement covering the protection of creditors’ rights or the relief of debtors to the extent applicable to this Agreement and the obligations of the Guarantor hereunder. To effectuate the foregoing intention, the Guarantor and the Lender hereby irrevocably agree that the obligations of the Guarantor under this Agreement shall be limited to the maximum amount as will, after giving effect to such maximum amount and all of the other contingent and fixed liabilities of the Guarantor that are relevant under such governmental requirement, and after giving effect to any collections from, any rights to receive contributions from, or any payment made by or on behalf of any of the other Obligors in respect of the obligations of such other Obligor, result in the obligations of the Guarantor under this Agreement not constituting a fraudulent transfer or conveyance.

SECTION 21 Representations and Warranties.

The Guarantor hereby represents and warrants to the Lender as follows, which representations and warranties shall survive the execution and delivery hereof and remain in full force and effect until all of the Guarantor’s obligations hereunder are fully satisfied:

(a)       The Guarantor is a corporation organized, validly existing and in good standing under the laws of the state of its organization, has the full power, authority and legal right to execute, deliver and perform this Agreement and all other Loan Documents to which it is a party and is duly authorized to execute and deliver, and to perform the Guarantor’s obligations under, this Agreement and the other Loan Documents to which it is a party.

(b)       This Agreement and the other Loan Documents to which it is a party constitute the legal, valid and binding obligations of the Guarantor, enforceable in accordance with their respective terms.

(c)       The execution and delivery of, and the performance of the Guarantor’s obligations under this Agreement and the other Loan Documents to which it is a party do not violate the organizational documents of the Guarantor, or any provision of any law or regulation or of any judgment, order, decree, determination or award of any court, arbitrator or Governmental Authority, bureau or agency or of any mortgage, indenture, loan or security agreement, lease, contract or other agreement, instrument or undertaking to which the Guarantor is a party or which is binding upon the Guarantor or any of the Guarantor’s properties or assets or result in the creation or imposition of any lien on any property or asset of the Guarantor other than as provided by this Agreement.

(d)       All necessary consents of other Persons to the execution and delivery of this Agreement and the other Loan Documents to which it is a party have been obtained, and no consent, license, permit, approval or authorization of any Governmental Authority, bureau or agency is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Loan Documents to which it is a party.

(e)       The Guarantor hereby adopts and makes on its own behalf all representations and warranties set forth in the Credit Agreement that are applicable to the Borrower’s subsidiaries, as if all such representations and warranties were expressly set forth herein.

(f)       No consent, approval, authorization of, or registration, declaration or filing with, any Governmental Authority is required in connection with or as a condition precedent to the due and valid execution and delivery by the Guarantor of this Agreement or any of the other Loan Documents to which it is a party or the legality or validity, binding effect or enforceability of any of the terms, provisions or conditions hereof or thereof.

(g)       This Agreement and the other Loan Documents to which it is a party are made in furtherance of the purposes for which the Guarantor was organized and will promote and further the business of the Guarantor; and the assumption by the Guarantor of its obligations hereunder and under the other Loan Documents to which it is a party will result in direct financial benefit to the Guarantor.

IN WITNESS WHEREOF, the Guarantor has caused this Agreement to be executed under seal in its name and on its behalf by its officers thereunto duly authorized.

FRANKLY CO.

By:	/s/ Steve Chung
Name:	Steve Chung
Title:	Chief Executive Officer